UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 25, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 25, 2009, Forbes Energy Services Ltd., a company formed under the laws of Bermuda, or the Company, and certain of its subsidiaries executed a Notes Purchase Agreement with Goldman, Sachs & Co., or Goldman. Under the Notes Purchase Agreement, the Company’s subsidiaries, Forbes Energy Services LLC, a Delaware limited liability company, and Forbes Energy Capital Inc., a Delaware corporation, or collectively the Issuers, agreed to issue and sell, and Goldman agreed to purchase, $20,000,000 aggregate principal amount of First Lien Floating Rate Notes due 2014, or the First Priority Notes, in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended. It is contemplated that the Company and each of the Company’s domestic subsidiaries, except for the Issuers, will guaranty the First Priority Notes on a senior secured basis. These guaranteeing entities are referred to herein as the Guarantors. The Notes Purchase Agreement contains customary representations and warranties of the parties, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Company intends to use the net proceeds from this issuance to repay and terminate its revolving credit facility.

The Notes Purchase Agreement provides that the First Priority Notes will be issued under an indenture, or the First Priority Indenture, a form of which is attached as an exhibit to the Notes Purchase Agreement. Under the First Priority Indenture to be executed at closing, it is contemplated that the First Priority Notes and the associated guarantees will be secured by first priority liens on substantially all of the assets of the Company and the Company’s domestic subsidiaries, subject to certain exceptions and permitted liens. It is contemplated that the First Priority Notes will provide for payments of interest semi-annually at a rate per annum, reset semi-annually, equal to six month LIBOR plus 800 basis points and will mature in 2014. It is contemplated that the First Priority Notes will be subject to requirements that we offer to purchase the First Priority Notes upon a change of control, following certain asset sales, and if we have excess cash flow for any fiscal year. Also, it is contemplated that the Issuers may, at their option, redeem all or part of the First Priority Notes from time to time at specified redemption prices and subject to certain conditions. As contemplated, the First Priority Indenture will limit the ability of the Company and the Company’s domestic subsidiaries to, among other things, transfer or sell assets; move assets outside of the United States; pay dividends, redeem subordinated indebtedness, make investments or make other restricted payments; incur or guarantee additional indebtedness or issue disqualified capital stock; make capital expenditures that exceed certain amounts; create, incur or suffer to exist liens; incur dividend or other payment restrictions affecting certain subsidiaries; consummate a merger, consolidation or sale of all or substantially all of our assets; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; engage in a business other than a business that is the same or similar to our current business and reasonably related businesses; and take or omit to take any actions that would adversely affect or impair in any material respect the liens in respect of the collateral securing the First Priority Notes. It is contemplated that these covenants will be subject to a number of important limitations and exceptions. Further, It is contemplated that the First Priority Indenture also will provide for events of default, which, if any of them occur, would, in certain circumstances, permit or require the principal, premium, if any, and interest on all the then outstanding First Priority Notes to be due and payable immediately. Additionally, in certain circumstances an event of default under the First Priority Indenture would cause an event of default under the cross-default provision of the indenture governing the Issuers’ 11% second priority senior secured notes.

The foregoing description of the Notes Purchase Agreement and form of First Priority Indenture attached as an exhibit thereto is only a summary and is qualified in its entirety by reference to the full text of the Notes Purchase Agreement (and form of First Priority Indenture attached as an exhibit thereto) which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01. A copy of the press release related to the execution of the Notes Purchase Agreement is attached as Exhibit 99.1.

Item 8.01 – Other Events

Daniel Crisp, a son of John Crisp, the Chief Executive Officer of the Company, is employed as a manager by C.C. Forbes, LLC and TX Energy Services, LLC, both subsidiaries of the Company. In 2008, Daniel Crisp received compensation of $55,424 and $108,308 from C.C. Forbes, LLC and TX Energy Services, LLC, respectively. As of September 16, 2009, in 2009, Daniel Crisp had received compensation from such subsidiaries of $28,840 and $77,646, respectively.

Further, the Company or its subsidiaries have from time to time engaged Wolverine Construction, Inc. (“Wolverine”) to provide construction and site preparation services, including in 2009, the repair of a saltwater disposal well damaged by fire. Daniel Crisp owns a majority interest in and is the chief executive officer of Wolverine. As of September 15, 2009, Wolverine had billed the Company $333,391 in 2008 and $829,706 in 2009.

As stated in prior disclosures, it is the informal policy of the Company to have its Board of Directors review and approve certain significant related party transactions. Additionally, the Company has a written Employee Code of Business Conduct and Ethics that requires that an employee obtain written approval of the Chief Executive Officer or the President prior to doing business on behalf of the Company with a member of that employee’s family. Because the employee in this instance described above and the President and Chief Executive Officer are the same person, and in conformance with the Company’s informal policy regarding related party transactions, the Board of Directors of the Company, including the disinterested members thereof, took the step of unanimously ratifying and approving the transactions described above. Neither the Company’s informal policy regarding related party transactions nor its employee code of conduct has formal standards outlining the procedures or scope of review and approval of such related party transactions.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Notes Purchase Agreement dated September 25, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Goldman, Sachs & Co., with attached Form of Indenture to be dated as of the Closing Date.

99.1	Press Release dated September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: September 28, 2009	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Notes Purchase Agreement dated September 25, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Goldman, Sachs & Co., with attached Form of Indenture to be dated as of the Closing Date.

99.1	Press Release dated September 28, 2009.